Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-111280, 333-111281, and 333-111282) of our reports dated
March 29, 2006, with respect to the consolidated financial statements and schedule of Conn's, Inc., Conn's, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Conn's, Inc., included in this Annual Report (Form 10-K) for the year ended January 31, 2006.

                                                     Ernst & Young LLP